Exhibit 20.1 CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  15                                              PAGE    # 1
DETERMINATION:  10-Dec-97                               Beginning       11/1/97
DISTRIBUTION:   15-Dec-97                               Ending          11/30/97
TIME:   12/15/97 9:31


                        CLASS A 6.61% ASSET BACKED CERTIFICATES
                        CLASS B 6.76% ASSET BACKED CERTIFICATES



        ORIG PRINCIPAL       BEG PRINCIPAL      PRINCIPAL       INTEREST        TOTAL           END PRINCIPAL
CLASS   BALANCE              BALANCE            DISTRIBUTION    DISTRIBUTION    DISTRIBUTION    BALANCE
A       $1,478,422,107.71    $922,113,791.59    $32,136,266.59  $5,079,310.14   $37,215,576.73  $889,977,525.00
B          $45,725,000.00     $28,519,360.54       $993,918.30    $160,659.06    $1,154,577.36   $27,525,442.24


TOTALS  $1,524,147,107.71    $950,633,152.13    $33,130,184.89  $5,239,969.20   $38,370,154.09  $917,502,967.24


                            FACTOR   INFORMATION   PER   $1,000


        PRINCIPAL       INTEREST        END PRINCIPAL
CLASS   DISTRIBUTION    DISTRIBUTION    BALANCE
A       21.73686826     3.43562918      601.97796039
B       21.73686823     3.51359344      601.97796042

Totals  21.73686826     3.43796814      601.97796039

                IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW


                                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                        450 WEST 33RD STREET, 15TH FLOOR
                            NEW YORK, NEW YORK 10001
                                 (212) 946-3247

CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  15                                                           PAGE    # 2
DETERMINATION:  10-Dec-97                               Beginning        11/1/97
DISTRIBUTION:   15-Dec-97                               Ending          11/30/97
TIME:   12/15/97 9:31

                                                                       per $1000
Section 5.8 (iii)      Servicing Fee                   $792,194.29     .51976235


Class   Principal       Interest        Total           Prin (per $1000/orig)   Int (per $1000/orig)    Total (per $1000/orig)
A       $32,136,266.59  $5,079,310.14   $37,215,576.73          21.73686826             3.43562918               25.17249744
B          $993,918.30    $160,659.06    $1,154,577.36          21.73686823             3.51359344               25.25046167



Total   $33,130,184.89  $5,239,969.20   $38,370,154.09          21.73686826             3.43796814               25.17483640


Section 5.8 (v)    Pool Balance at the end of the
                   Collection Period                             $917,502,967.24

Section 5.8 (vi)   Aggregate Net Losses for Collection Period        $556,465.51

Section 5.8 (vii)  Carryover Shortfall for Collection Period
                   Class A Interest                0.00
                   Class B Interest                0.00
                   Class A Principal               0.00
                   Class B Principal               0.00
                   TOTAL                           0.00

Section 5.8 (viii) Reserve Account Balance after Disbursement       9,818,846.44

Section 5.8 (ix)   Specified Reserve Account Balance              $29,818,846.44

Section 5.8 (x)    Repurchase Amounts for Repurchased Receivables
                   Seller          $0.00
                   Servicer        $0.00
                   TOTAL           $0.00

Section 5.8 (xi)   Advance Summary for Collection Period
                   Unreimbursed Advances for Period                $4,713,674.04
                   Unreimbursed Advances for Previous Period       $4,053,129.78
                   Change from Previous Period                       $660,544.26

                   Reimbursed Advance from Collections               $836,679.15
                   Reimbursed Advance from Liquidation Proceeds       $32,121.05
                   Reimbursed Advance from Reserve Account Withdrawls      $0.00


(C) COPYRIGHT 1997, CHASE MANHATTAN BANK